Exhibit 99.1

Theragenics Reports Revenue & Earnings for First Quarter 2010

$20.3 Million is Highest Quarterly Revenue Ever

Organic Revenue Growth of 11% in Surgical Products Segment

BUFORD, Ga.--(BUSINESS WIRE)--May 4, 2010--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the first quarter ended March 31, 2010. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements.

Highlights

  We recorded consolidated revenue of $20.3 million, our highest quarterly revenue ever.
  We achieved 11% organic revenue growth in our surgical products business compared to first quarter 2009.
  Net earnings for the quarter were $144,000, or $0.00 per share, compared to net earnings of $607,000, or $0.02 per share in 2009.
  Adjusted EBITDA for the quarter was $2.6 million and cash flow from operations was $1.3 million.
  Completed the quarter with cash and cash equivalents of $43.0 million and outstanding borrowings under our credit agreement of $29.5 million for a net positive cash position of $13.5 million.
  Construction on our new specialty needle manufacturing plant continued. We expect to complete construction and move into the new facility later this year.
  We continued our initiative to update and standardize our information technology (“IT”) systems and infrastructure across all of our businesses. During the first quarter, we implemented our new Enterprise Resource Planning (“ERP”) system at two of our business units. We expect to complete the implementation of the ERP system at our remaining business units over the next year.
  Capital expenditures were $2.8 million in the quarter, primarily reflecting our investments in our new specialty needle manufacturing facility and our corporate-wide IT initiative.
  We initiated legal action to enforce certain non-compete agreements with the former owner of CP Medical and to protect our trade secrets related to that business. Legal costs related to this action totaled $351,000 in the first quarter.

Consolidated Results

Consolidated revenue for the quarter was $20.3 million, our highest quarterly revenue ever, compared to $20.1 million in 2009. We had 11% organic growth in our surgical products business, offset by a decline in our brachytherapy business.

Net income for the quarter was $144,000, or $0.00 per share, compared to $607,000 or $0.02 per share in 2009. The operating results for each of our business segments are discussed below. Non-operating items that affected our 2010 results include a $103,000 non-cash charge related to a fair value adjustment to our interest rate swaps (included in interest expense), and a $90,000 non-cash charge to write off deferred tax assets (included in income tax expense) related to certain stock compensation items. The non-cash write-off of the deferred tax assets resulted in an income tax rate of 61%.

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $14.6 million in the first quarter of 2010, representing organic growth of 11% over 2009. We incurred an operating loss of $390,000 in our surgical products segment in the first quarter of 2010, compared to operating income of $79,000 in 2009. The primary items affecting our 2010 results included lower gross margins on sales as compared to 2009. We also incurred $351,000 of legal expenses related to a lawsuit we initiated to enforce certain non-compete agreements with the former owner of CP Medical and to protect our trade secrets.

Brachytherapy Seed Segment

Revenue in our brachytherapy segment was $5.9 million in the first quarter of 2010, a decline of 16% from 2009. Operating income was $1.1 million in the first quarter of 2010 and 2009. The decline in revenue was offset by a decline in operating expenses.

“We delivered 11% organic revenue growth in our surgical products business,” stated M. Christine Jacobs, Chairman and CEO. “The economic environment around this sector appears more difficult than in 2009. Customer behavior is uncertain and difficult to predict. These factors affected our profitability in the first quarter. We experienced backlogs, choppy ordering patterns and additional labor to meet demand in already cramped facilities. We expect 2010 to be challenging for this sector.”

“During the first quarter, we initiated legal action against the former owner of CP Medical to enforce our non-compete agreement and to protect our trade secrets,” continued Ms. Jacobs. “We have always taken any legal steps necessary to protect the assets of our Company, and this is no exception. We will continue to vigorously protect our business and our assets.”

Ms. Jacobs continued, “Our brachytherapy business continued to suffer from what we believe is an industry-wide decline in procedures. Uncertainty surrounding reimbursement, along with favorable reimbursement policies for competing technologies continue to negatively impact this industry. Our new agreement with Core Oncology offset some of the decline. However, we expect continued difficulties in this business in 2010.”

Ms. Jacobs concluded, “Despite current and continued economic uncertainties, we believe the long-term fundamental outlook for our surgical products business remains strong. Customer demand and opportunities continue. New capacity is needed as soon as practicable and margin pressure from additional labor and customer behavior will continue to be closely monitored. We expect to continue to make modest investments in our surgical products business that support revenue growth now and in the future. Our brachytherapy business continues to generate profits and cash flow. Our fundamentals, balance sheet and prospects remain strong.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating income (loss) by segment is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID 70714849. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until Midnight, May 11, 2010 by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 70714849.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. The brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share- based compensation (which we refer to as “Adjusted EBITDA”), which is a non-GAAP financial measure. We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 4) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing full disclosure of each non-GAAP financial measure and providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investment in the our surgical products business, investments in IT systems and expectations for new distributors. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended
	3/31/10	4/5/09
Product sales	$19,972	$19,844
Licensing and fee income	346	233
Total revenue	20,318	20,077
Cost of sales	12,471	11,370
Gross profit	7,847	8,707
Operating expenses:
Selling, general & administrative	5,904	6,029
Amortization of purchased intangibles	846	871
Research & development	440	603
	7,190	7,503
Operating income	657	1,204
Non-operating items:
Interest income	30	11
Interest expense	(317)	(129)
Other	-	(2)
	(287)	(120)
Earnings before income taxes	370	1,084
Income tax expense	226	477
Net earnings	$144	$607
Earnings per share:
Basic	$0.00	$0.02
Diluted	$0.00	$0.02
Weighted average shares:
Basic	33,213	33,104
Diluted	33,362	33,133

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	3/31/10	12/31/09
Cash, cash equivalents & marketable securities	$42,997	$45,326
Trade accounts receivable	10,101	8,999
Inventories	12,488	11,636
Deferred income tax asset	1,008	1,096
Refundable income taxes	287	645
Prepaid expenses & other current assets	887	857
Total current assets	67,768	68,559
Property and equipment, net	34,664	31,999
Intangible assets	14,601	15,464
Other long-term assets	86	86
Total assets	117,119	116,108

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$7,571	$5,639
Short-term borrowings	3,333	3,333
Total current liabilities	10,904	8,972

Long-term debt	26,167	27,000
Deferred income tax liability	1,138	1,365
Other long-term liabilities	1,031	1,118
Total long-term liabilities	28,336	29,483

Shareholders’ equity	77,879	77,653
Total liabilities & shareholders’ equity	$117,119	$116,108

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended
	3/31/10	4/5/09
REVENUE
Surgical products	$14,570	$13,149
Brachytherapy seed	5,892	6,987
	20,462	20,136
Intersegment eliminations	(144)	(59)
Consolidated	$20,318	$20,077

	Quarter Ended
	3/31/10	4/5/09

OPERATING INCOME (LOSS)
Surgical products	$(390)	$79
Brachytherapy seed	1,060	1,118
	670	1,197
Intersegment eliminations	(13)	7
Consolidated	$657	$1,204

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)

	Quarter Ended
	3/31/10	4/5/09
Net earnings, US GAAP	$144	$607
Income tax expense	226	477
Interest income	(30)	(11)
Interest expense	317	129
Other non-operating income/expense	-	2
Operating income	657	1,204
Depreciation and amortization	1,786	1,717
Share-based compensation	117	148
Adjusted EBITDA (a)	$2,560	$3,069

(a) Represents a non-GAAP financial measure. See page 3 of this press release for information on non-GAAP financial measures. We refer to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479 or 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 or 770-271-0233
Manager of Investor Relations
www.theragenics.com